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                                                                       Exhibit 5


                                                               December 22, 1998


Convergys Corporation
201 East Fourth Street
Cincinnati, Ohio 45202

         Re: Convergys Corporation Form S-8 Registration Statement Convergys Corporation 1998 Long Term Incentive Plan, Convergys Corporation Retirement and Savings Plan, Convergys CMG Retirement Savings Plan, Convergys Corporation Employee Stock Purchase Plan and Convergys Corporation Executive Deferred Compensation Plan

Gentlemen:

         We are counsel for Convergys Corporation, an Ohio corporation (the "Company"), which is named as the registrant in the Registration Statement on Form S-8 that is being filed on or about December 7, 1998 with the Securities and Exchange Commission (the "Commission") for the purpose of registering under the Securities Act of 1933, as amended (the "Act"), 36,200,000 common shares, without par value (the "Common Shares"), of the Company offered pursuant to the Convergys Corporation 1998 Long Term Incentive Plan, the Convergys Corporation Retirement and Savings Plan Convergys, the CMG Retirement Savings Plan, the Convergys Corporation Employee Stock Purchase Plan and the Convergys Corporation Executive Deferred Compensation Plan (individually a "Plan" and collectively the "Plans").

         As counsel for the Company, we have participated in the preparation of the Registration Statement. In addition, we are generally familiar with the records and proceedings of the Company. Furthermore, we have examined and relied on the originals or copies, certified or otherwise identified to our satisfaction, of corporate records or documents of the Company and such representations of officers of the Company as we have deemed appropriate.

         With respect to the Common Shares registered pursuant to such Registration Statement as filed and as it may be amended, it is our opinion that the Common Shares, when issued pursuant to the authorization of the Board of Directors of the Company and when distributed pursuant to a Plan (or when issued and paid for pursuant to the terms of a Plan), will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion with the Commission.



                                            Very truly yours,

                                            /s/ Frost & Jacobs LLP



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                                                            December 22, 1998


Convergys Corporation
201 East Fourth Street
Cincinnati, Ohio 45202

         Re: Convergys Corporation Form S-8 Registration Statement Convergys Corporation Executive Deferred Compensation Plan

Gentlemen:

         We are counsel for Convergys Corporation, an Ohio corporation (the "Company"), which is named as the registrant in the Registration Statement on Form S-8 that is being filed on or about December 22, 1998 with the Securities and Exchange Commission (the "Commission") for the purpose of registering under the Securities Act of 1933, as amended (the "Act"), the obligations (the "Obligations") under the Convergys Corporation Executive Deferred Compensation Plan (the "Plan").

         As counsel for the Company, we have participated in the preparation of the Registration Statement. In addition, we are generally familiar with the records and proceedings of the Company. Furthermore, we have examined and relied on the originals or copies, certified or otherwise identified to our satisfaction, of corporate records or documents of the Company and such representations of officers of the Company as we have deemed appropriate.

         With respect to the Obligations registered pursuant to such Registration Statement as filed and as it may be amended, it is our opinion that the Obligations, when distributed pursuant to the Plan, will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement of the Obligations may be limited by bankruptcy, insolvency, fraudulent transfer or conveyance, or other laws of general applicability relating to or affecting enforcement of creditors' rights generally, or by the application of general principles of equity.

         We hereby consent to the filing of this opinion with the Commission.

                                                    Very truly yours,

                                                    /s/ Frost & Jacobs LLP